AMG FUNDS

AMG FUNDS I

AMG FUNDS II

AMG FUNDS III

AMG FUNDS IV

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that, effective as of October 10, 2023, each of the persons whose name appears below hereby nominates, constitutes and appoints Keitha L. Kinne, Thomas Disbrow and Mark J. Duggan (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent, for him or her and on his or her behalf and in his or her place and stead in any way and all capacities, to make, execute and sign any and all Registration Statements on Form N-1A, any other registration statement and any pre- and post-effective amendments and supplements thereto under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, of AMG Funds, AMG Funds I, AMG Funds II, AMG Funds III and AMG Funds IV (the “Trusts”), and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trusts, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned him- or herself might or could do.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates written below.

/s/ Bruce B. Bingham	10/10/23
Bruce B. Bingham, Trustee	Date

/s/ Jill R. Cuniff	10/10/23
Jill R. Cuniff, Trustee	Date

/s/ Kurt A. Keilhacker	10/10/23
Kurt A. Keilhacker, Trustee	Date

/s/ Peter W. MacEwen	10/10/23
Peter W. MacEwen, Trustee	Date

/s/ Steven J. Paggioli	10/10/23
Steven J. Paggioli, Trustee	Date

/s/ Eric Rakowski	10/10/23
Eric Rakowski, Trustee	Date

/s/ Victoria L. Sassine	10/10/23
Victoria L. Sassine, Trustee	Date

/s/ Garret W. Weston	10/10/23
Garret W. Weston, Trustee	Date

/s/ Keitha L. Kinne	10/10/23
Keitha L. Kinne, President,	Date
Chief Executive Officer, Principal
Executive Officer and Chief Operating
Officer

/s/ Thomas Disbrow	10/10/23
Thomas Disbrow, Treasurer,	Date
Chief Financial Officer,
Principal Financial Officer, and Principal Accounting Officer